Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report on Form 10-Q of Axcella Health Inc. (the “Company”) for the quarterly period ended March 31, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, William R. Hinshaw, Jr., Chief Executive Officer, President and Director of the Company, and Marie Washburn, Vice President, Finance and Corporate Controller of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:
(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 4, 2023	By:	/s/ William R. Hinshaw, Jr.
William R. Hinshaw, Jr. President, Chief Executive Officer and Director (Principal Executive Officer)

Date: May 4, 2023	By:	/s/ Marie Washburn
Marie Washburn Vice President, Finance and Corporate Controller (Principal Financial Officer)